Exhibit 99.1

Definitive Healthcare Reports Financial Results for Third Quarter Fiscal Year 2025

Third Quarter Revenue Delivered at High End of Guidance

Framingham, MA (November 6, 2025) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights:

•
Revenue was $60.0 million, a decrease of 4% from $62.7 million in Q3 2024.

•
Net Loss was $(17.8) million, or (30)% of revenue, compared to $(187.8) million in Q3 2024, inclusive of goodwill impairment charges of $228.2 million, or (300)% of revenue.

•
Adjusted Net Income was $9.7 million, compared to $15.4 million in Q3 2024.

•
Adjusted EBITDA was $18.9 million, or 32% of revenue, compared to $20.6 million, or 33% of revenue in Q3 2024.

•
Cash Flow from Operations was $15.7 million in the quarter.

•
Unlevered Free Cash Flow was $17.9 million in the quarter.

“We delivered third quarter results at or above the high end of our guidance ranges, with Adjusted EBITDA exceeding expectations by $2 million,” said Kevin Coop, CEO of Definitive Healthcare. “We continue to make steady progress across our strategic pillars, with encouraging improvements in new logo production and retention rates. We remain focused on executing our operational initiatives and investments that we are confident will position us to continue delivering progress and improved performance over time.”

Recent Business and Operating Highlights:

Customer Wins

In the third quarter, Definitive Healthcare continued to win new logos and expansion opportunities across all end-markets, by providing the data, insights and integrations that drive their critical business use cases. Customer wins for the quarter included:

•
A large multi-national biopharma selected Definitive Healthcare to transform their medical affairs operations after relying on time-intensive manual research to identify key opinion leaders across multiple product lines. Our comprehensive Key Opinion Leader datasets and advanced search capabilities were instrumental in demonstrating immediate value, enabling their team to more efficiently identify and engage the right thought leaders while positioning us strongly for future expansion opportunities.
•
A medical device company chose Definitive Healthcare after their incumbent data provider failed to deliver critical insights on affiliation hierarchies within Integrated Delivery Networks needed to identify key buying decision makers. Our ability to seamlessly combine hospital affiliation data with claims analytics, executive contact information, and payer mix intelligence proved decisive in securing this competitive displacement.

Business Outlook

Based on information as of November 6, 2025, the Company is issuing the following financial guidance.

Fourth Quarter 2025:

•
Revenue is expected to be in the range of $59.0 – $60.0 million.
•
Adjusted Operating Income is expected to be in the range of $13.5 – $14.5 million.
•
Adjusted EBITDA is expected to be in the range of $16.0 – $17.0 million, and 27 – 29% adjusted EBITDA margin.
•
Adjusted Net Income is expected to be $8.0 – $9.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.05 to $0.06 per share on approximately 145.8 million weighted-average shares outstanding.

Full Year 2025:

•
Revenue is expected to be in the range of $239.0 – $240.0 million, raising the bottom end of our prior range by $2.0 million.
•
Adjusted Operating Income is expected to be in the range of $57.5 – $58.5 million.
•
Adjusted EBITDA is expected to be in the range of $68.0 – $69.0 million, and 28 – 29% adjusted EBITDA margin.
•
Adjusted Net Income is expected to be $34.0 – $35.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.23 to $0.24 per share on approximately 146.8 million weighted-average shares outstanding.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty in predicting certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant and potentially unpredictable impact on our future GAAP financial results.

Conference Call Information

Definitive Healthcare will host a conference call today November 6, 2025, at 5:00 p.m. (Eastern Daylight Time) to discuss the Company's full financial results and current business outlook. Participants may access the call at 1-877-358-7298 or 1-848-488-9244. Shortly after the conclusion of the call, a replay of this conference call will be available through December 6, 2025, at 1-800-645-7964 or 1-757-849-6722. The replay passcode is 1765#. A live audio webcast of the event will be available on Definitive Healthcare’s Investor Relations website at ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “assumes,” “would,” “potentially” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the benefits of our healthcare commercial intelligence solutions, our overall future prospects, customer behaviors and use of our solutions, the market, industry and macroeconomic environment, our plans to improve our operational and financial performance and our business, our ability to execute on our plans, customer growth, including our upsell and cross-sell opportunities, and our ability to successfully transition executive leadership.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: global geopolitical tension and difficult macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including tariffs, sanctions, trade barriers, recessions, fluctuating inflation, high interest rates, volatility in the capital markets and related market uncertainty; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; our ability to successfully transition executive leadership; and the possibility that our security measures are breached or unauthorized access to data is otherwise obtained.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the U.S. Securities and Exchange Commission ("SEC”) website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at definitivehc.com. Accordingly, you should monitor the investor relations portion of our website at ir.definitivehc.com in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at ir.definitivehc.com.

Non-GAAP Financial Measures

This earnings release contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to loss from operations, net loss, earnings per share, or any other performance measures derived in accordance with GAAP or as measures of operating cash flows or liquidity. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. In evaluating our non-GAAP financial measures, you should be aware that in the future, we may incur expenses similar to those eliminated in these presentations.

These non-GAAP financial measures are not required by or prepared in accordance with GAAP. These are supplemental financial measures of our performance and should not be considered substitutes for cash provided by (used in) operating activities, loss from operations, net (loss) income, net (loss) income margin, gross profit, gross margin, or any other measure derived in accordance with GAAP.

Reconciliations to Certain Non-GAAP Measures

Unlevered Free Cash Flow

We define Unlevered Free Cash Flow as net cash provided by operating activities less purchases of property, equipment and other assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-core items paid in cash. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define EBITDA as earnings before debt-related costs, including interest expense (income), net, and loss on partial extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as

EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income, net, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to help investors to assess our operating performance because these metrics eliminate non-core and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

Adjusted Gross Profit and Adjusted Gross Margin

We define Adjusted Gross Profit as gross profit excluding acquisition-related amortization and equity-based compensation costs and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small portion of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

Adjusted Operating Income

We define Adjusted Operating Income as loss from operations plus acquisition related amortization, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses.

Adjusted Net Income and Adjusted Net Income Per Diluted Share

We define Adjusted Net Income as Adjusted Operating Income less interest (expense), income net, recurring income tax (provision) benefit, foreign currency gain (loss), and tax impacts of adjustments. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Bethany Swackhamer
bswackhamer@definitivehc.com

Definitive Healthcare Corp.
Condensed Consolidated Balance Sheets
(in thousands, except number of shares and par value; unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$108,317	$105,378
Short-term investments	77,607	184,786
Accounts receivable, net	34,371	53,232
Prepaid expenses and other assets	13,213	13,040
Deferred contract costs	12,809	13,736
Total current assets	246,317	370,172
Property and equipment, net	11,658	3,791
Operating lease right-of-use assets, net	6,145	7,521
Other assets	1,813	2,300
Deferred contract costs	12,761	14,389
Intangible assets, net	260,081	297,933
Goodwill	216,752	393,283
Total assets	$755,527	$1,089,389
Liabilities and Equity
Current liabilities:
Accounts payable	8,572	10,763
Accrued expenses and other liabilities	41,914	40,896
Deferred revenue	91,984	93,344
Term loan	8,750	13,750
Operating lease liabilities	2,661	2,408
Total current liabilities	153,881	161,161
Long term liabilities:
Deferred revenue	40	32
Term loan	158,185	229,368
Operating lease liabilities	5,806	7,586
TRA liability	30,510	49,511
Deferred tax liabilities	14,551	25,088
Other liabilities	2,884	9,449
Total liabilities	365,857	482,195

Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 103,011,649 and 113,953,554 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	103	114
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 38,349,047 shares issued and outstanding at September 30, 2025, and 39,439,198 and 39,375,806 shares issued and outstanding, respectively, at December 31, 2024	—	—
Additional paid-in capital	1,056,482	1,085,445
Accumulated other comprehensive deficit	(1,544)	(610)
Accumulated deficit	(770,191)	(640,574)
Noncontrolling interests	104,820	162,819
Total equity	389,670	607,194
Total liabilities and equity	$755,527	$1,089,389

Definitive Healthcare Corp.
Condensed Consolidated Statements of Operations
(in thousands, except share amounts and per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$60,046	$62,697	$179,987	$189,914
Cost of revenue:
Cost of revenue exclusive of amortization (1)	9,069	10,077	28,010	29,717
Amortization	4,984	3,589	15,611	10,330
Gross profit	45,993	49,031	136,366	149,867
Operating expenses:
Sales and marketing (1)	20,380	20,130	61,502	63,435
Product development (1)	7,553	7,282	24,822	27,536
General and administrative (1)	12,364	11,354	37,306	40,764
Depreciation and amortization	9,076	9,474	26,604	28,205
Transaction, integration, and restructuring expenses	5,308	(1,995)	7,245	9,390
Goodwill impairment	—	228,153	176,531	591,794
Total operating expenses	54,681	274,398	334,010	761,124
Loss from operations	(8,688)	(225,367)	(197,644)	(611,257)
Other (expense) income, net
Interest (expense) income, net	(1,331)	(7)	(2,953)	58
Other (expense) income, net	(7,249)	23,826	8,541	68,066
Total other (expense) income, net	(8,580)	23,819	5,588	68,124
Net loss before income taxes	(17,268)	(201,548)	(192,056)	(543,133)
(Provision for) benefit from income taxes	(524)	13,724	9,906	36,404
Net loss	(17,792)	(187,824)	(182,150)	(506,729)
Less: Net loss attributable to noncontrolling interests	(2,954)	(56,928)	(52,533)	(152,680)
Net loss attributable to Definitive Healthcare Corp.	$(14,838)	$(130,896)	$(129,617)	$(354,049)
Net loss per share of Class A Common Stock:
Basic and diluted	$(0.14)	$(1.12)	$(1.20)	$(3.02)
Weighted average Class A Common Stock outstanding:
Basic and diluted	103,783,012	116,382,021	107,760,787	117,185,701

(1) Amounts include equity-based compensation expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue	$157	$88	$497	$668
Sales and marketing	1,062	829	3,279	4,786
Product development	1,299	1,218	4,454	6,928
General and administrative	4,166	4,161	12,753	18,338
Total equity-based compensation expense	$6,684	$6,296	$20,983	$30,720

Definitive Healthcare Corp.
Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows provided by (used in) operating activities:
Net loss	$(17,792)	$(187,824)	$(182,150)	$(506,729)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	853	562	2,312	1,719
Amortization of intangible assets	13,207	12,501	39,903	36,816
Amortization of deferred contract costs	3,996	3,943	11,931	11,463
Equity-based compensation	6,684	6,296	20,983	30,720
Amortization of debt issuance costs	131	176	380	527
Write-off of deferred offering costs	467	—	467	—
(Recovery of) provision for doubtful accounts receivable	(314)	419	(635)	947
Loss on partial extinguishment of debt	—	—	507	—
Non-cash restructuring charges	160	—	352	1,047
Goodwill impairment charges	—	228,153	176,531	591,794
TRA remeasurement	7,140	(24,183)	(10,623)	(68,151)
Changes in fair value of contingent consideration	(3,280)	(3,510)	(3,970)	(3,240)
Deferred income taxes	299	(13,774)	(10,310)	(36,609)
Changes in operating assets and liabilities:
Accounts receivable	3,477	7,948	19,351	23,148
Prepaid expenses and other assets	749	(2,947)	(3,481)	(7,205)
Deferred contract costs	(3,117)	(2,596)	(9,376)	(8,275)
Contingent consideration	—	—	—	(602)
Accounts payable, accrued expenses, and other liabilities	12,498	5,116	353	(5,173)
Deferred revenue	(9,471)	(10,848)	(1,468)	(12,136)
Net cash provided by operating activities	15,687	19,432	51,057	50,061
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and other assets	(2,281)	(767)	(12,280)	(1,443)
Purchases of short-term investments	—	(68,724)	(64,065)	(192,670)
Maturities of short-term investments	26,422	78,452	173,869	207,504
Cash paid for acquisitions, net of cash acquired	—	—	—	(13,530)
Net cash provided by (used in) investing activities	24,141	8,961	97,524	(139)
Cash flows (used in) provided by financing activities:
Repayments of term loan	(2,187)	(3,438)	(250,625)	(10,313)
Proceeds from term loan	—	—	175,000	—
Payments of debt issuance costs	—	—	(1,660)	—
Taxes paid related to net share settlement of equity awards	(1,063)	(495)	(3,546)	(7,270)
Repurchases of Class A Common Stock	(9,221)	(8,034)	(49,452)	(15,037)
Payments of contingent consideration	—	—	—	(1,000)
Payments under TRA	—	—	(13,767)	(6,950)
Member distributions	—	(98)	(2,827)	(2,811)
Net cash used in financing activities	(12,471)	(12,065)	(146,877)	(43,381)
Net increase in cash and cash equivalents	27,357	16,328	1,704	6,541
Effect of exchange rate changes on cash and cash equivalents	(24)	380	1,235	92
Cash and cash equivalents, beginning of period	80,984	120,901	105,378	130,976
Cash and cash equivalents, end of period	$108,317	$137,609	$108,317	$137,609
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$2,870	$3,654	$8,071	$10,886
Income taxes	$176	$—	$208	$—
Acquisitions:
Net assets acquired, net of cash acquired	$—	$—	$—	$13,675
Working capital adjustment receivable	—	—	—	(145)
Net cash paid for acquisitions	$—	$—	$—	$13,530
Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accounts payable and accrued expenses and other liabilities	$6,711	$1,085	$6,711	$1,085

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$15,687	$19,432	$51,057	$50,061
Purchases of property, equipment, and other assets	(2,281)	(767)	(12,280)	(1,443)
Interest paid in cash	2,870	3,654	8,071	10,886
Transaction, integration, and restructuring expenses paid in cash (a)	547	1,515	2,982	11,583
Earnout payment (b)	—	—	—	602
Other non-core items paid in cash (c)	1,118	465	2,514	2,375
Unlevered Free Cash Flow	$17,941	$24,299	$52,344	$74,064

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions and strategic partnerships. Restructuring expenses paid in cash relate to our restructuring plans.
(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.
(c) Non-core items paid in cash represent expenses driven by events that are typically by nature one-time, non-operational, and unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(17,792)	$(187,824)	$(182,150)	$(506,729)
Add: Income tax provision (benefit)	524	(13,724)	(9,906)	(36,404)
Add: Interest expense (income), net	1,331	7	2,953	(58)
Add: Loss on partial extinguishment of debt	—	—	507	—
Add: Other expense (income), net	7,249	(23,826)	(9,048)	(68,066)
Loss from operations	(8,688)	(225,367)	(197,644)	(611,257)
Add: Amortization of intangible assets acquired through business combinations	11,447	11,485	33,857	33,869
Add: Equity-based compensation	6,684	6,296	20,983	30,720
Add: Transaction, integration, and restructuring expenses	5,308	(1,995)	7,245	9,390
Add: Goodwill impairment charge	—	228,153	176,531	591,794
Add: Other non-core items	1,585	465	2,981	2,375
Adjusted Operating Income	16,336	19,037	43,953	56,891
Less: Interest (expense) income, net	(1,331)	(7)	(2,953)	58
Less: Recurring income tax (provision) benefit	(524)	(119)	(628)	609
Less: Foreign currency loss	(109)	(357)	(1,575)	(85)
Less: Tax impacts of adjustments to net loss	(4,699)	(3,161)	(12,476)	(14,883)
Adjusted Net Income	$9,673	$15,393	26,321	42,590
Shares for Adjusted Net Income Per Diluted Share (a)	145,061,468	155,519,356	146,742,334	156,339,848
Adjusted Net Income Per Diluted Share	$0.07	$0.10	$0.18	$0.27

(a) Adjusted Net Income Per Diluted Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 156,580,614 and 163,996,756 as of September 30, 2025 and 2024, respectively.

Reconciliation of GAAP Gross Profit and Margin to Adjusted Gross Profit and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
(in thousands)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$45,993	77%	$49,031	78%	$136,366	76%	$149,867	79%
Amortization of intangible assets acquired through business combinations	3,224	5%	2,573	4%	9,565	5%	7,383	4%
Equity compensation costs	157	0%	88	0%	497	0%	668	0%
Adjusted gross profit and margin	$49,374	82%	$51,692	82%	$146,428	81%	$157,918	83%

Reconciliation of GAAP Net Loss and Margin to Adjusted EBITDA and Margin
(in thousands, except percentages; unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(17,792)	(30)%	$(187,824)	(300)%	$(182,150)	(101)%	$(506,729)	(267)%
Interest expense (income), net	1,331	2%	7	0%	2,953	2%	(58)	(0)%
Provision for (benefit from) income taxes	524	1%	(13,724)	(22)%	(9,906)	(6)%	(36,404)	(19)%
Loss on partial extinguishment of debt	—	0%	—	0%	507	0%	—	0%
Depreciation & amortization	14,060	23%	13,063	21%	42,215	23%	38,535	20%
EBITDA and margin	(1,877)	(3)%	(188,478)	(301)%	(146,381)	(81)%	(504,656)	(266)%
Other expense (income), net (a)	7,249	12%	(23,826)	(38)%	(9,048)	(5)%	(68,066)	(36)%
Equity-based compensation (b)	6,684	11%	6,296	10%	20,983	12%	30,720	16%
Transaction, integration, and restructuring expenses (c)	5,308	9%	(1,995)	(3)%	7,245	4%	9,390	5%
Goodwill impairment (d)	—	0%	228,153	364%	176,531	98%	591,794	312%
Other non-core items (e)	1,585	3%	465	1%	2,981	2%	2,375	1%
Adjusted EBITDA and margin	$18,949	32%	$20,615	33%	$52,311	29%	$61,557	32%

(a) Primarily represents foreign exchange and TRA liability remeasurement gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses primarily represent legal, accounting, and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions and strategic partnerships, inclusive of an integration charge in the third quarter of 2025 to recognize a liability for a major data contract from a prior acquisition that no longer provided an economic benefit to the Company. Restructuring expenses relate to the 2024 Restructuring Plan as well as impairment and restructuring charges related to office closures, relocations, and consolidations.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Merger and acquisition due diligence and transaction costs	$3,341	$1,114	$4,789	$2,410
Integration costs	5,087	211	6,046	939
Fair value adjustment for contingent consideration	(3,280)	(3,510)	(3,970)	(3,240)
Restructuring charges for severance and other separation costs	—	190	28	8,009
Office closure and relocation restructuring charges and impairments	160	—	352	1,272
Total transaction, integration, and restructuring expenses	$5,308	$(1,995)	$7,245	$9,390

(d) Goodwill impairment represents non-cash, pre-tax, goodwill impairment charges. We experienced declines in our market capitalization as a result of sustained decreases in our stock price, which represented triggering events requiring our management to perform quantitative goodwill impairment tests as of the end of the first quarter of 2025 and multiple quarters in fiscal year 2024. As a result of the impairment tests conducted, we determined that the fair value of our single reporting unit was lower than its carrying value and, accordingly, recorded the impairment charges.

(e) Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations. These expenses are comprised of non-core legal and regulatory costs isolated to unique and extraordinary litigation, legal and regulatory matters that are not considered normal and recurring business activity, including sales tax accrual adjustments inclusive of penalties and interest for sales taxes that we may have been required to collect from customers in certain previous years, and other non-recurring legal and regulatory matters. Other non-core items also include consulting fees and severance costs associated with strategic transition initiatives, as well as professional fees related to financing, capital structure changes, and other non-core items, including a charge in the third quarter of 2025 for the write-off of deferred offering costs associated with the Company’s expired shelf registration.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Non-core legal and regulatory	$340	$363	$371	$(1)
Consulting and severance costs for strategic transition initiatives	713	3	1,671	2,218
Other non-core expenses	532	99	939	158
Total other non-core items	$1,585	$465	$2,981	$2,375